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EXHIBIT  5.02
(and  Exhibit  23.02)

                       Law Office of Andrea Cataneo, Ltd.
                               81 Meadowbrook Road
                               Randolph, NJ 07860

                                 (973) 442-9944
                                 (973) 442-9933
June 5, 2003

Board  of  Directors
APO  Health  Inc.

Gentlemen:

We have represented APO Health, Inc., a Nevada corporation (the Company), in connection with preparation of the Company's Registration Statement on Form S-8 (the Registration Statement) under the Securities Act of 1933, as amended, concerning registration of the proposed issuance of an additional 250,000 shares of the Company's Common Stock, (par value of $.0002 per share) pursuant to the terms of a Professional/Consultant Stock Compensation Plan dated February 10, 2003, and amended by the Board on June 3, 2003.

We have examined the Articles of Incorporation and Bylaws of the Company, the record of the Company's corporate proceedings concerning the registration described above, and the Plan. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the Shares, if and when issued as contemplated by the Plan, and as described in the Registration Statement, will have been duly authorized and legally issued, and will upon payment of legal consideration constitute fully paid and non-assessable shares of the Company's Common Stock.

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We hereby consent (a) to all references to this firm in the Registration
Statement; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                    Very truly yours,


                                   LAW OFFICE OF ANDREA CATANEO LTD.



                                   /s/  Andrea  Cataneo
                                 ---------------------------------
                              By:  Andrea  Cataneo,  Esq.


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